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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement File No. 333-39267.






/s/ Arthur Andersen LLP
Tampa Florida

   December 16, 1997